EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS
FOR FIRST QUARTER OF FISCAL YEAR 2023

•Record net sales of $1.964 billion, up 6.5% sequentially and up 25.1% from the year ago quarter. The midpoint of our guidance provided on May 9, 2022 was net sales of $1.955 billion.
•On a GAAP basis: record gross margin of 66.7%; record operating income of $701.3 million and 35.7% of net sales; record net income of $507.2 million; and record EPS of $0.90 per diluted share. Our guidance provided on May 9, 2022 was for GAAP EPS of $0.85 to $0.86 per diluted share.
•On a Non-GAAP basis: record gross margin of 67.1%; record operating income of $894.9 million and a record 45.6% of net sales; record net income of $767.2 million and record EPS of $1.37 per diluted share. Our guidance provided on May 9, 2022 was for Non-GAAP EPS of $1.32 to $1.36 per diluted share.
•Record cash flow from operations of $840.4 million.
•Paid down $233.6 million of debt in the June 2022 quarter. Cumulatively paid down $5.21 billion of debt over the last 16 quarters.
•Record quarterly dividend declared of 30.1 cents per share, an increase of 9.1% sequentially and 37.8% from the year ago quarter.
•Repurchased approximately $195.2 million, or 2.9 million shares of our common stock, at an average price of $66.85 per share during the June 2022 quarter under our previously announced $4.0 billion stock buyback program. Cumulatively repurchased approximately $620.8 million, or 8.5 million shares, over the last three quarters.

CHANDLER, Arizona - August 2, 2022 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended June 30, 2022, as summarized in the table below.
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
First Quarter Fiscal 2023
Financial Results

	Three Months Ended June 30, 2022(1)
Net sales	$1,963.6
	GAAP	%	Non-GAAP(2)%
Gross margin	$1,309.9	66.7%	$1,317.6	67.1%
Operating income	$701.3	35.7%	$894.9	45.6%
Other expense	$(54.7)		$(48.4)
Income tax provision	$139.4		$79.3
Net income	$507.2	25.8%	$767.2	39.1%
Net income per diluted share	$0.90		$1.37
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the first quarter of fiscal 2023 were a record $1.964 billion, up 25.1% from net sales of $1.569 billion in the prior year's first fiscal quarter.

GAAP net income for the first quarter of fiscal 2023 was $507.2 million, or $0.90 per diluted share, up from GAAP net income of $252.8 million, or $0.45 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2023 and fiscal 2022, GAAP net income was adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the first quarter of fiscal 2023 was a record at $767.2 million, or $1.37 per diluted share, up from non-GAAP net income of $558.8 million, or $0.99 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2023 and fiscal 2022, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, non-cash interest expense on our convertible debentures and losses on the settlement of debt. For the first quarters of fiscal 2023 and fiscal 2022, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a record quarterly cash dividend on its common stock of 30.1 cents per share, up 9.1% from the cash dividend paid last quarter and up 37.8% from the year ago quarter. The quarterly dividend is payable on September 2, 2022 to stockholders of record on August 19, 2022.

"We kicked off our fiscal 2023 on a strong note, delivering record revenue of $1.96 billion which exceeded the mid-point of our guidance range and marked the seventh consecutive quarter of record revenue," said Ganesh
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Microchip Technology Reports
First Quarter Fiscal 2023
Financial Results

Moorthy, President and Chief Executive Officer. "Year-over-year revenue growth of 25.1% was driven by robust demand across all of our product categories, which again outpaced the capacity improvements we implemented during the June quarter. We are progressing well toward our long-term profitability targets as non-GAAP gross margins improved to 67.1% and non-GAAP operating margins to 45.6% during the quarter. Non-GAAP diluted earnings per share grew 38.4% from a year ago quarter to $1.37, which was at the high end of our guidance range."

Mr. Moorthy added, "We ended the June quarter with our highest unsupported backlog ever, with well over 50% of this backlog being non-cancellable under our Preferred Supply Program (PSP). With our June quarter unsupported backlog being well ahead of the actual revenue we achieved in the quarter, we believe we are well positioned to continue to drive incremental revenue growth and profitability. We acknowledge that our strong internal indicators are subject to the uncertainty driven by macro factors. However, even if the macro environment were to have a more pronounced impact on us, we believe our business has a number of attributes within our control that should enable us to navigate a “soft landing” with continued strong free cash flow generation and operating margins."

Steve Sanghi, Microchip's Executive Chair, said, “Microchip’s Board of Directors approved a sequential increase in our dividend of 9.1%, to a record 30.1 cents per share. The dividend announced today represents a 37.8% year-over-year increase, and the board remains committed to an increasing cash return strategy. Given our strong cash flow generation during the June quarter, we are targeting to return $413.1 million to our shareholders in the September quarter through dividends and share repurchases."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our strong cash generation capabilities have helped to aggressively pay down over $5.2 billion in debt over the past 16 quarters. This past quarter we reduced our net debt by another $293.3 million, and our net leverage dropped to 2.05. We are making excellent progress towards our net debt to adjusted EBITDA target of 1.5 times."

Mr. Moorthy concluded, "Our backlog for the September quarter is strong and we have more capacity improvements coming into effect. Demand continues to outpace supply, and we also have considerable backlog requested by customers in the September quarter that currently cannot be fulfilled until later quarters, despite growing capacity from last quarter. We believe our Total Systems Solutions strategy, combined with our focus on key market megatrends, is driving stronger customer engagements resulting in share gains in the end markets we serve. Taking these factors as well as the economic backdrop into consideration, we expect net sales in the September quarter to be up between 3% and 7% sequentially. At the mid-point of our guidance for the September quarter, net sales would be 25% higher than the year-ago quarter."
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Microchip Technology Reports
First Quarter Fiscal 2023
Financial Results

Microchip's Highlights for the Quarter Ended June 30, 2022:

•Grew our commitment to the 8-bit PIC® and AVR® microcontrollers (MCUs) by releasing five new product families and over 60 new devices. PIC and AVR MCUs anchor the majority of embedded designs today.

•Announced new resilient, redundant source of secure network timing and synchronization for power operators. Microchip’s GridTime™ 3000 GNSS Time Server meets rugged international environmental standards for power plants and substations.

•Introduced the industry’s first MCU that is integrated with Microchip’s robust secure subsystem and Arm® TrustZone® technology. Microchip released an Arm Cortex®-M23-based MCU supported with secure key provisioning solutions.

•Released a fully integrated Precise Time Scale System enabling nations to operate an independent time scale back-up to GNSS to protect critical infrastructure.

•Unveiled the first RISC-V-based System-on-Chip (SoC) FPGA to enter mass production. Microchip’s Mi-V ecosystem enables customers to ramp products based on PolarFire® devices more quickly, from prototypes to production.

•Introduced the fully configurable microcontroller-based CEC1736 Trust Shield family, a real-time platform to provide an entire chain of trust for system platforms. The family provides an end-to-end solution for protecting data center, telecommunication and networking systems against rapidly evolving security threats.

•Added to the industry’s largest family of inductive position sensors with the LX34070 IC that includes ISO 26262-compliance for EV motor control applications. The device can help accelerate the global move away from expensive and less accurate magnet-based solutions for safety-critical EV motor position monitoring.

•Released the maXTouch® Knob-on-Display™ (KoD™) touch controller family, which disrupts traditional touchscreen designs. The maXTouch KoD controller enables innovative Human-Machine Interface (HMI) solutions by combining mechanical knobs with existing multi-touch displays.

•Announced a new 8-bit MCU development board that connects to 5G LTE-M narrowband-IoT networks. The AVR-IoT Cellular Mini Development Board is the latest to join Microchip’s AVR MCU family, providing developers an easy blueprint for building IoT devices.

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Microchip Technology Reports
First Quarter Fiscal 2023
Financial Results

•Simplified automotive designs with ISO 26262-compliant, AUTOSAR-ready devices and ecosystem. The new dsPIC33C Digital Signal Controllers (DSCs) add support for AUTOSAR, OS, MCAL drivers and functional safety, enabling robust and secure automotive solutions.

•Introduced the industry’s first single-core Microproccessing Unit (MPU) with a MIPI™ CSI-2 camera interface and advanced audio features. The new 1 GHz SAMA7G54 is based on Arm® Cortex®-A7 processor and combines high performance with low power consumption.

•Revealed a serial 64-Mbit SuperFlash® memory IC that extends options for designing space systems using Radiation-Tolerant (RT) Commercial-Off-The-Shelf (COTS)-based devices. The SST26LF064RT memory device is Microchip’s second SuperFlash technology-based offering to be space qualified.

Second Quarter Fiscal Year 2023 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$2.023 to $2.101 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Margin	66.9% to 67.3%	$7.5 to $8.5 million	67.3% to 67.7%
Operating Expenses(2)	31.6% to 32.2%	$213.0 to $217.0 million	21.3% to 21.7%
Operating Income	34.7% to 35.7%	$220.5 to $225.5 million	45.6% to 46.4%
Other Expense, net	$53.4 to $55.8 million	($0.1) to $0.3 million	$53.5 to $55.5 million
Income Tax Provision	$119.9 to $163.0 million(3)	$46.1 to $66.5 million	$73.8 to $96.5 million(4)
Net Income	$528.4 to $530.6 million	$266.5 to $292.3 million	$794.9 to $822.9 million
Diluted Common Shares Outstanding	Approximately 560.1 to 560.7 million shares		Approximately 560.1 to 560.7 million shares
Earnings per Diluted Share	$0.94 to $0.95	$0.48 to $0.51	$1.42 to $1.46
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending September 30, 2022. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending September 30, 2022.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2023, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•Microchip's inventory days in the September 2022 quarter are expected to be in the range of 127 to 132 days, compared to 127 days on June 30, 2022. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products, and our production levels.
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Microchip Technology Reports
First Quarter Fiscal 2023
Financial Results

•Capital expenditures for the quarter ending September 30, 2022 are expected to be between $130 million and $150 million. Capital expenditures for all of fiscal 2023 are expected to be between $500 million and $550 million. We continue to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business.

Under the GAAP revenue recognition standard, which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, non-cash interest expense on our convertible debentures and losses on the settlement of debt. For the first quarters of fiscal 2023 and fiscal 2022, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

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Microchip Technology Reports
First Quarter Fiscal 2023
Financial Results

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2022 quarter between $65 and $70 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Three Months Ended June 30,
	2022	2021
Net sales	$1,963.6	$1,569.4
Cost of sales	653.7	561.8
Gross profit	1,309.9	1,007.6

Research and development	269.0	238.4
Selling, general and administrative	188.9	174.3
Amortization of acquired intangible assets	167.6	215.6
Special (income) charges and other, net	(16.9)	10.5
Operating expenses	608.6	638.8

Operating income	701.3	368.8

Other expense, net	(54.7)	(71.8)
Income before income taxes	646.6	297.0
Income tax provision	139.4	44.2
Net income	$507.2	$252.8

Basic net income per common share	$0.92	$0.46
Diluted net income per common share	$0.90	$0.45

Basic common shares outstanding	553.8	547.5
Diluted common shares outstanding	561.5	565.1

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

ASSETS
	June 30,	March 31,
	2022	2022
	(Unaudited)
Cash and short-term investments	$379.1	$319.4
Accounts receivable, net	1,145.0	1,072.6
Inventories	911.8	854.4
Other current assets	207.3	206.2
Total current assets	2,643.2	2,452.6

Property, plant and equipment, net	994.9	967.9
Other assets	12,570.3	12,779.0
Total assets	$16,208.4	$16,199.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,485.4	$1,399.0
Total current liabilities	1,485.4	1,399.0

Long-term debt	7,563.9	7,687.4
Long-term income tax payable	706.3	704.6
Long-term deferred tax liability	40.7	39.8
Other long-term liabilities	434.2	473.9

Stockholders' equity	5,977.9	5,894.8
Total liabilities and stockholders' equity	$16,208.4	$16,199.5

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended June 30,
	2022	2021
Gross profit, as reported	$1,309.9	$1,007.6
Share-based compensation expense	7.7	8.8
Non-GAAP gross profit	$1,317.6	$1,016.4
Non-GAAP gross profit percentage	67.1%	64.8%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended June 30,
	2022	2021
Research and development expenses, as reported	$269.0	$238.4
Share-based compensation expense	(20.1)	(26.6)
Acquisition-related	(0.2)	(0.2)
Non-GAAP research and development expenses	$248.7	$211.6
Non-GAAP research and development expenses as a percentage of net sales	12.7%	13.5%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended June 30,
	2022	2021
Selling, general and administrative expenses, as reported	$188.9	$174.3
Share-based compensation expense	(13.4)	(21.2)
Acquisition-related	(0.6)	(1.3)
Professional services associated with certain legal matters	(0.9)	(2.1)
Non-GAAP selling, general and administrative expenses	$174.0	$149.7
Non-GAAP selling, general and administrative expenses as a percentage of net sales	8.9%	9.5%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,
	2022	2021
Operating expenses, as reported	$608.6	$638.8
Share-based compensation expense	(33.5)	(47.8)
Acquisition-related	(0.8)	(1.5)
Professional services associated with certain legal matters	(0.9)	(2.1)
Amortization of acquired intangible assets	(167.6)	(215.6)
Special income (charges) and other, net	16.9	(10.5)
Non-GAAP operating expenses	$422.7	$361.3
Non-GAAP operating expenses as a percentage of net sales	21.5%	23.1%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended June 30,
	2022	2021
Operating income, as reported	$701.3	$368.8
Share-based compensation expense	41.2	56.6
Acquisition-related	0.8	1.5
Professional services associated with certain legal matters	0.9	2.1
Amortization of acquired intangible assets	167.6	215.6
Special (income) charges and other, net	(16.9)	10.5
Non-GAAP operating income	$894.9	$655.1
Non-GAAP operating income as a percentage of net sales	45.6%	41.7%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended June 30,
	2022	2021
Other expense, net, as reported	$(54.7)	$(71.8)
Loss on settlement of debt	6.2	0.3
Non-cash other expense, net	0.1	10.9
Non-GAAP other expense, net	$(48.4)	$(60.6)
Non-GAAP other expense, net, as a percentage of net sales	(2.5)%	(3.9)%

RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended June 30,
	2022	2021
Income tax provision as reported	$139.4	$44.2
Income tax rate, as reported	21.6%	14.9%
Other non-GAAP tax adjustment	(60.1)	(8.5)
Non-GAAP income tax provision	$79.3	$35.7
Non-GAAP income tax rate	9.4%	6.0%
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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended June 30,
	2022	2021
Net income, as reported	$507.2	$252.8
Share-based compensation expense	41.2	56.6
Acquisition-related	0.8	1.5
Professional services associated with certain legal matters	0.9	2.1
Amortization of acquired intangible assets	167.6	215.6
Special (income) charges and other, net	(16.9)	10.5
Loss on settlement of debt	6.2	0.3
Non-cash other expense, net	0.1	10.9
Other non-GAAP tax adjustment	60.1	8.5
Non-GAAP net income	$767.2	$558.8
Non-GAAP net income as a percentage of net sales	39.1%	35.6%
GAAP net income as a percentage of net sales	25.8%	16.1%
Diluted net income per common share, as reported	$0.90	$0.45
Non-GAAP diluted net income per common share	$1.37	$0.99
Diluted common shares outstanding, as reported	561.5	565.1
Diluted common shares outstanding non-GAAP	561.5	565.1

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended June 30,
	2022	2021
GAAP cash flow from operations, as reported	$840.4	$629.9
Capital expenditures	(121.9)	(86.3)
Free cash flow	$718.5	$543.6
Free cash flow as a percentage of net sales	36.6%	34.6%
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Microchip Technology Reports
First Quarter Fiscal 2023
Financial Results

Microchip will host a conference call today, August 2, 2022 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 16, 2022.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on August 2, 2022 and will remain available until 5:00 p.m. (Eastern Time) on August 16, 2022. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 9063044.

Cautionary Statement:

The statements in this release relating to progressing well toward our long-term profitability targets, our belief that we are well positioned to continue to drive incremental revenue growth and profitability, our belief that even if the macro environment were to have a more pronounced impact on us our business has a number of attributes within our control that should enable us to navigate a “soft landing” with continued strong free cash flow generation and operating margins, remaining committed to an increasing cash return strategy, targeting to return $413.1 million to our shareholders in the September quarter through dividends and share repurchases, making excellent progress towards our net debt to adjusted EBITDA target of 1.5 times, more capacity improvements coming into effect, demand continuing to outpace supply, our belief that our Total Systems Solutions strategy combined with our focus on key market megatrends is driving stronger customer engagements resulting in share gains in the end markets we serve, expecting net sales in the September quarter to be up between 3% and 7% sequentially, that at the mid-point of our guidance for the September quarter, net sales would be 25% higher than the year-ago quarter, our second quarter fiscal 2023 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the September 2022 quarter, capital expenditures for the September 2022 quarter and for all of fiscal 2023, continuing to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business, and our assumed average stock price in the September 2022 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to the impact of the COVID-19 pandemic (including lock-downs in China), actions taken or which may be taken by the Biden administration or the U.S. Congress, monetary policy (including increases in interest rates), political, geopolitical, trade or other issues in the U.S. or internationally (including the Ukraine-Russia military conflict), any further unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers and our ability to meet any continued increases in market demand; the impact of the
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Microchip Technology Reports
First Quarter Fiscal 2023
Financial Results

CHIPS Act (which was recently approved by the U.S. Congress and is expected to be signed by the President) will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels to meet any continued increases in market demand; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our preferred supply program and our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to obtain a sufficient supply of wafers from third party wafer foundries to meet our increasing needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any continued increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of inflation on our business; the impact of any future significant acquisitions that we may make; the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the September quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 2, 2022 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
First Quarter Fiscal 2023
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The Company's solutions serve more than 125,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, AVR, maXTouch, PIC, PolarFire and SuperFlash are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. GridTime, Knob-on-Display and KoD are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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